Exhibit 99

CytRx Reports First Quarter 2017 Financial Results
LOS ANGELES – May 10, 2017 – CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced financial results for the quarter ended March 31, 2017, and provided an overview of recent accomplishments and upcoming milestones for its research and development programs.
"To date, 2017 has been marked by several key achievements, but most importantly, by obtaining clarity from the U.S. Food and Drug Administration (FDA) regarding our soft tissue sarcomas (STS) program and the establishment of a definitive regulatory path toward approval for aldoxorubicin as a treatment for patients with this rare, difficult to treat disease," said Steven A. Kriegsman, CytRx's Chairman and CEO.  "Our Phase 3 trial investigating aldoxorubicin in patients with second-line STS concluded and the data will be used to support our filing strategy."
"Finally, we look forward to presenting the more detailed and updated global Phase 3 STS results to the medical community at the upcoming 2017 American Society of Clinical Oncology (ASCO) Annual Meeting.  This Phase 3 trial, along with the combination trial of aldoxorubicin with ifosfamide/mesna, continue to build upon the body of clinical data supporting aldoxorubicin's potential as a new and better treatment for patients with STS," Mr. Kriegsman commented.
First Quarter 2017 and Recent Highlights
Strengthened the Balance Sheet with $15 Million in Financing and $2 Million in Warrant Proceeds.  In early May 2017, CytRx completed the sale of approximately 30 million shares of common stock in a public offering at a price of $0.50 per share, resulting in net proceeds to the Company of approximately $13.9 million after deducting placement agent's fees and other estimated offering expenses.  Additionally, the Company received approximately $1.9 million from the exercise of warrants resulting in a total raise of $15.8 million subsequent to March 31, 2017.
Concluded Phase 3 Trial Evaluating Aldoxorubicin in Relapsed or Refractory STS.  Based on its goal to submit a rolling NDA, subject to approval from the FDA, the Company has concluded its Phase 3 study evaluating aldoxorubicin compared to investigator's choice in patients with relapsed or refractory STS.
Aldoxorubicin Clinical Trial Data in Patients with STS Selected for Oral Presentation at the 2017 American Society of Clinical Oncology Annual Meeting (ASCO).  In April 2017, CytRx announced that an abstract describing results from its global Phase 3 clinical trial evaluating aldoxorubicin versus investigators' choice in patients with relapsed and refractory STS was selected for an oral presentation at ASCO 2017, taking place June 2-6, 2017 in Chicago. The oral presentation (abstract #11000) will be given by Principal Investigator, Sant Chawla, M.D., F.R.A.C.P., Director of the Sarcoma Oncology Center in Santa Monica, on Friday, June 2, 2017 between 3:00-6:00 pm CT.  In addition to the STS presentation, a poster (abstract #11051) highlighting updated data from CytRx's ongoing Phase 1/2 clinical trial combining aldoxorubicin with ifosfamide/mesna in patients with first-line soft tissue sarcomas will also be presented by Frederick C. Eilber, M.D., Director of the UCLA Sarcoma Translational Research Program within the Jonsson Comprehensive Cancer Center, on Sunday, June 4, 2017 between 8:00-11:00 am CT.
Announced FDA Agreement on Regulatory Pathway to Approval for Aldoxorubicin in STS.  In April 2017, CytRx announced that it had reached an agreement with the FDA on the pathway for a NDA submission for aldoxorubicin as a treatment for STS.  The Company's goal is to submit a rolling NDA under section 505(b)(2) to the FDA in the fourth quarter of 2017.  The commercial launch of aldoxorubicin is projected for 2018 in the U.S.  Aldoxorubicin has received Orphan Drug Designation from the FDA for the treatment of STS, which provides for several benefits including seven years of market exclusivity after approval, certain R&D related tax credits and protocol assistance from the FDA.  CytRx also plans to discuss with the European Medicines Agency a path to filing a Marketing Authorization Application.  European regulators granted aldoxorubicin Orphan Medicinal Product Designation for STS which confers ten years of market exclusivity among other benefits.
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Upcoming Milestones
•
Present results from the Company's pivotal Phase 3 clinical trial evaluating aldoxorubicin compared to investigator's choice in patients with relapsed or refractory STS in an oral presentation at ASCO 2017.

•	Present updated data from the ongoing Phase 1b/2 clinical trial of aldoxorubicin in combination with ifosfamide/mesna in patients with advanced sarcomas in a poster presentation at ASCO 2017.
•	Report top-line results from the global Phase 2b clinical trial evaluating aldoxorubicin versus topotecan in patients with second-line SCLC in the second quarter of 2017.
•	Obtain FDA's permission to initiate a rolling NDA during 2017.
•	Select the first internally developed ultra-high potency drug conjugate candidate from its laboratory in Freiburg, Germany, for future development during 2017.
First Quarter 2017 Financial Results
CytRx reported cash, cash equivalents and short-term investments of $48.0 million as of March 31, 2017.
On May 2, 2017, CytRx completed a public offering of 30 million shares of its common stock at a price of $0.50 per share.  The net proceeds to CytRx from the offering, after deducting placement agent's fees and other estimated offering expenses, were approximately $13.9 million. In addition, CytRx received $1.9 million in proceeds from the exercise of warrants in April and May 2017.
Net loss for the quarter ended March 31, 2017, was $11.0 million, or $(0.10) per share, compared with a net loss of $12.6 million, or $(0.19) per share, for the quarter ended March 31, 2016. During the first quarter of 2017, the Company recognized a non-cash loss of $0.03 million on the fair value adjustment of warrant derivative liability related to warrants issued in 2016, compared to a non-cash loss of $0.2 million during the first quarter of 2016 related to now expired warrants.
Research and development (R&D) expenses were $6.8 million for the first quarter of 2017, and included development expenses of $4.0 million for aldoxorubicin, approximately $0.6 million for pre-clinical development of new albumin-binding, ultra-high potency cancer drugs (German lab), and approximately $2.2 million for general operation of our clinical programs. R&D expenses were $8.2 million for the first quarter of 2016.
General and administrative (G&A) expenses were $3.0 million for the first quarter of 2017, compared with $4.0 million for the first quarter of 2016.
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About CytRx Corporation
CytRx Corporation is a biopharmaceutical research and development company specializing in oncology. CytRx currently is focused on the clinical development of aldoxorubicin, its improved version of the widely used chemotherapeutic agent doxorubicin.  CytRx is also expanding its pipeline of oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of anti-cancer therapies.
Forward-Looking Statements

This press release contains forward-looking statements. Such statements are not promises or guarantees, and involve numerous risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. These risks include: the timing and final results of CytRx's clinical testing of aldoxorubicin; timing of CytRx's preparation and submission of an NDA for aldoxorubicin for the treatment of STS and FDA acceptance and review of any NDA; the risk that CytRx may be unsuccessful in obtaining FDA approval or, if approval is obtained, in commercializing aldoxorubicin in the United States or elsewhere; risks related to CytRx's need for and ability to raise additional capital or enter into strategic partnerships to fund its ongoing working capital needs and development efforts; risks related to CytRx's ability to manufacture its drug candidates in a timely fashion, cost-effectively or in commercial quantities in compliance with stringent regulatory requirements; risks relating to preclinical testing of CytRx's LADR™ linker technology platform; risks related to pending lawsuits against CytRx and its officers and directors; and the other risks and uncertainties described in CytRx's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
CytRx Corporation
David J. Haen
Vice President, Business Development and Investor Relations
(310) 826-5648, ext 304
dhaen@cytrx.com

Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com
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CYTRX CORPORATION
CONDENSED BALANCE SHEETS
 (Unaudited)
	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$48,003,315	$56,959,485
Receivables	102,129	183,703
Prepaid expenses and other current assets	2,650,682	3,434,238
Total current assets	50,756,126	60,577,426
Equipment and furnishings, net	1,903,904	1,959,667
Goodwill	183,780	183,780
Other assets	43,264	48,911
Total assets	$52,887,074	$62,769,784
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities: Accounts payable	$6,542,281	$6,406,445
Accrued expenses and other current liabilities	3,793,159	3,830,498
Warrant liabilities	3,821,510	3,789,391
Term loan, net – current	6,481,674	5,481,656
Total current liabilities	20,638,624	19,507,990

Long term loan, net:	17,586,113	18,484,510
Total liabilities	38,224,737	37,992,500
Commitments and contingencies

Stockholders' equity:
Preferred Stock, $0.01 par value, 5,000,000 shares authorized, including 25,000 shares of Series A Junior Participating Preferred Stock; no shares issued and outstanding	—	—
Preferred Stock, $1,000 stated value, 3,900 shares authorized, 0 and 3,108 outstanding at March 31, 2017 and December 31, 2016, respectively.	—	3,108,000
Common stock, $0.001 par value, 250,000,000 shares authorized; 118,722,895 and 111,322,895 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	118,721	111,321
Additional paid-in capital	441,453,715	437,423,958
Accumulated deficit	(426,910,099)	(415,865,995)
Total stockholders' equity	14,662,337	24,777,284
Total liabilities and stockholders' equity	$52,887,074	$62,769,784

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CYTRX CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue:
License revenue	$—	$—

Expenses:
Research and development	6,772,582	8,151,305
General and administrative	2,979,057	3,958,434
	9,751,639	12,109,739

Loss before other income (expense)	(9,751,639)	(12,109,739)

Other:
Interest income	60,543	61,738
Interest expense	(1,322,715)	(416,803)
Other income, net	1,826	5,964
Loss on warrant derivative liabilities	(32,119)	(184,272)

Net loss	$(11,044,104)	$(12,643,112)

Basic and diluted net loss per share	$(0.10)	$(0.19)

Basic and diluted weighted-average shares outstanding	113,577,313	66,488,855

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